UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2013

Tower Group International, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-35834	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bermuda Commercial Bank Building
19 Par-La-Ville Road
Hamilton, HM 11, Bermuda

(Address of principal executive office)

(441) 279-6610
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On October 7, 2013, Tower Group International, Ltd. (the “Company”) issued a press release announcing that it has completed a comprehensive review of the Company’s loss reserves as of June 30, 2013.  As a result of such review, the Company expects to strengthen loss reserves by approximately $365 million, primarily for accident years 2009 through 2011 in commercial insurance lines of business, including workers’ compensation, commercial multi-peril, commercial auto and other liability lines.  The reserve strengthening reflects adverse loss emergence identified during the second quarter of 2013 coupled with changes in judgment, including actuarial factors.  In addition the Company expects to report a non-cash goodwill impairment charge of approximately $215 million for the second quarter of 2013, which represents all goodwill associated with the commercial and specialty and reinsurance segments.

The Company also announced in the press release that its Board of Directors is reviewing a range of strategic options with its lead financial advisor, JP Morgan Securities LLC.

A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference as if fully set forth herein.

The information under this Item 7.01 and the press release shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

 (d)       Exhibits.

The following exhibits are furnished as part of this report.

Exhibit Number      Description

99.1      Copy of press release issued by Tower Group International, Ltd., dated October 7, 2013

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group International, Ltd.
Registrant

Date:	October 7, 2013	/s/ William E. Hitselberger
WILLIAM E. HITSELBERGER
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit

99.1	Press Release, dated October 7, 2013